Exhibit 10.48

THIRD AMENDMENT TO SUBLEASE

THIS THIRD AMENDMENT TO SUBLEASE (“Third Amendment”) is entered into as of this 27th day of January, 2006 by and between Vertex Pharmaceuticals Incorporated (“Sublandlord”) and Momenta Pharmaceuticals, Inc. (“Subtenant”).

R E C I T A L S

A. Sublandlord and Subtenant entered into a sublease, dated as of September 14, 2004 in which Sublandlord subleased to Subtenant that certain real property on the fourth floor and the first floor (“Sublease Premises”) of the building located at 675 West Kendall Street, Cambridge, Massachusetts (“Building”), which sublease Sublandlord and Subtenant amended by a First Amendment to Sublease (“First Amendment”) dated September 7, 2005 and by a Second Amendment dated November 16, 2005  (as amended, “Sublease”); and

B. The Sublease provided in Section 1(b) for the use of approximately 20,000 rentable square feet located on the third floor of the Building and defined in the Sublease as the “Temporary Premises” from the Commencement Date until March 31 2006 at which time Subtenant was to vacate the Temporary Premises in accordance with the terms of the Sublease; and

C. Sublandlord and Subtenant desire to modify the Temporary Premises Expiration Date to provide for a phased expiration date on the terms and conditions set forth herein, as well as revising and confirming other provisions of the Sublease as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant, for themselves and their respective successors and assigns, covenant and agree as follows:

1.                                       Extension of Temporary Premises Demise. The phased vacancy plan denotes the areas of the Temporary Premises, which the Subtenant will vacate on the dates set forth herein and is attached as Exhibit B to this Third Amendment (“Phased Vacancy Plan”). The date on which Subtenant is obligated to vacate the Temporary Premises pursuant to Section 1(b) of the Sublease is changed from March 31, 2006 to:  (a) with respect to the area shown as “A” on the Phased Vacancy Plan, December 31, 2005;  (b) with respect to the area shown as “B” on the Phased Vacancy Plan, January 31, 2006;  (c) with respect to the area shown as “C” on the Phased Vacancy Plan, February 15, 2006;  and (d) with respect to the area shown as “D” on the Phased Vacancy Plan, June 30, 2006 (with respect to each specific area of the Temporary Premises, the “Temporary Premises Expiration Date”).

2.                                       Temporary Premises Doors. Sublandlord shall construct the entrance doors as shown on the Phased Vacancy Plan, upon the written request of Subtenant and at the sole cost of Subtenant.

3.                                       Subtenant’s Share. “Subtenant’s Share” as defined in the Defined Terms of the Sublease is amended to read as follows:

The ratio, expressed as a percentage, of the Rentable Square Footage of the premises leased by Subtenant to the Rentable Square Footage of the Master Premises, equal to (i) 6.88% from the Commencement Date until the day prior to the Sublease Premises Rent Commencement Date, (ii) 25.22% from the Sublease Premises Rent Commencement Date through June 30, 2006, and (iii) 26.99% thereafter.

4.                                       Definitions. Unless otherwise set forth in this Third Amendment, all capitalized terms shall have the same meaning as set forth in the Sublease.

5.                                       Effective Date. This Third Amendment shall take effect as of the date on which Landlord consents in writing to this Third Amendment (“Effective Date”).

6.                                       Ratification. The Sublease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Sublease; and (b) has full power and authority to execute and deliver this Third Amendment and this Third Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

7.                                       Multiple Counterparts. This Third Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed to be originals and together shall constitute but one and the same instrument.

8.                                       No Offer. Submission of this instrument for examination and signature by Subtenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a sublease amendment or otherwise until executed and delivered by both Sublandlord and Subtenant and consented to by Master Landlord.

9.                                       Master Landlord Consent. BMR-675 West Kendall Street LLC, a Delaware limited liability company, as a successor to Kendall Square, LLC is the Master Landlord as defined in the Sublease under the Master Lease, also defined in the Sublease. Following the parties’ execution of this Third Amendment, Sublandlord shall promptly submit this Third Amendment to the Master Landlord for its consent. The effectiveness of this Third Amendment is conditioned on the consent to this Third Amendment by Master Landlord as indicated by its execution of this Third Amendment in the space provided below (or the execution of another consent form reasonably satisfactory to Sublandlord and Subtenant) on or before January 31, 2006.

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IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the day and year first above written.

SUBLANDLORD:

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Kenneth S. Boger
Name:	Kenneth S. Boger
Title:	Senior VP & General Counsel

SUBTENANT:

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Richard P. Shea
Richard P. Shea, its Vice President, Treasurer and Chief Financial Officer

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EXHIBIT A

MASTER LANDLORD CONSENT

The undersigned, BMR-675 West Kendall Street LLC, hereby consents to this Third Amendment, subject to the terms and conditions of that certain Consent to Sublease dated as of September 23, 2004, by and between KS Parcel A, LLC (as predecessor-in-interest to Master Landlord), Sublandlord and Subtenant.

MASTER LANDLORD
BMR-675 WEST KENDALL STREET LLC

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive VP.

EXHIBIT B

PHASED VACANCY PLAN FOR TEMPORARY PREMISES

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